UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2015

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Securities Purchase Agreement and Debentures Issued Thereunder

On September 22, 2015, Medbox, Inc. (the “Company”) entered into a side letter (the “Amendment”) with Redwood Management, LLC (the “Investor”) amending those certain Securities Purchase Agreements, dated as of August 14, 2015 and July 21, 2014, as amended (the “SPAs”), and the 10% Convertible Debentures issued thereunder (the “Debentures,” and each a “Debenture”), among the Company and the Investor.

Under the SPAs, the Company agreed to sell, and the Investor agreed to purchase the Debentures. Pursuant to the Amendment, the parties agreed that the Investor shall waive its rights under certain provisions of the Debentures and the SPAs relating to the Company’s reservation of authorized and unissued capital stock for a period of 60 days from the date of the Amendment. In addition, the Company and the Investor agreed to amend the conversion price applicable to the next three Debenture conversions to be equal to the lower of (x) $0.75 (subject to adjustment pursuant to such Debentures), or (y) 51% of the lowest VWAP for the 60 consecutive trading days leading up to such conversion date. Previously, the conversion price was the lower of (x) $0.75 (subject to adjustment pursuant to such Debentures), or (y) 51% of the lowest VWAP for the 30 consecutive trading days leading up to such conversion date, and the conversion price will be restored to the original conversion price (i.e., the 30-day look-back period) immediately following the third consecutive conversion by the Investor following the Amendment date. Furthermore, the parties agreed that the Investor’s next three conversions will be effected pursuant to an exemption from registration of the shares under the Securities Act of 1933 (the “Securities Act”), such as Rule 144 of the Securities Act.

Other than as reflected in the Amendment, the terms of the SPAs and the Debentures remained unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to its full text, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.04.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The offers, sales and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act, as transactions not involving any public offering, where the recipient of these securities was an accredited investor within the meaning of Rule 501 of Regulation D of the Securities Act who was acquiring the applicable securities for investment and not distribution and had represented that they could bear the risks of the investment. The recipient of securities in these transactions had adequate access, through employment, business or other relationships, to information about the Company.

Any issuances of securities to the Investor in relation to the amendment of the conversion price of the Debentures were also made by the Company in reliance upon the exemptions from registration under Section 3(a)(9) of the Securities Act, for securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

No underwriters were involved in the foregoing issuances of securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Side Letter, dated September 22, 2015, to Securities Purchase Agreements, dated August 14, 2015 and July 21, 2014, as amended, and the 10% Convertible Debentures issued thereunder, among the Company and the Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: September 28, 2015	By:	/s/ C. Douglas Mitchell
Name: C. Douglas Mitchell
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Side Letter, dated September 22, 2015, to Securities Purchase Agreements, dated August 14, 2015 and July 21, 2014, as amended, and 10% Convertible Debentures issued thereunder, among the Company and the Investor